Exhibit 4.1

                                  VSOURCE, INC.

                          EXCHANGEABLE NOTE AND WARRANT

                               PURCHASE AGREEMENT


                                January 28, 2002

                                  VSOURCE, INC.

                EXCHANGEABLE NOTE AND WARRANT PURCHASE AGREEMENT


          This Exchangeable Note and Warrant Purchase Agreement (this "Agreement") is made as of this 28th day of January, 2002 by and among Vsource, Inc., a Delaware corporation (the "Company"), Vsource (CI) Ltd, a Cayman Islands company and a wholly-owned subsidiary of the Company ("Vsource CI"), Vsource (Malaysia) Sdn Bhd, a Malaysian company and a wholly-owned subsidiary of the Company ("Vsource Malaysia" together with Vsource CI, the "Guarantors"), and each of the persons and entities listed on the Schedule of Purchasers attached as Exhibit A hereto (hereinafter collectively referred to as "Purchasers" and each individually as a "Purchaser").

                                 R E C I T A L S

          A. Pursuant to that certain Exchangeable Note and Warrant Purchase Agreement dated as of July 12, 2001 (the "Series B Agreement") by and among the Company, Vsource CI (formerly NetCel360.com Ltd.), Vsource Malaysia (formerly NetCel360 Sdn Bhd) and each of the purchasers listed in Exhibit A thereto (the"Series B Purchasers"), the Company sold an aggregate principal amount of $4,251,500 of Exchangeable Promissory Notes (the "Series B Notes") and 21,257,501 warrants (the "Series B Warrants");

          B. Under the terms of the Series B Agreement, the proceeds from the sale of the Series B Notes and Series B Warrants may be used solely to make a deposit to secure a stand-by letter of credit (the "Letter of Credit") issued for the benefit of Gateway Manufacturing, Inc., and the principal and interest accrued on the Series B Notes must be repaid upon termination of the Letter of Credit;

          C. The Company has asked the Series B Purchasers to, and the Series B Purchasers that are party to this Agreement wish to, exchange, in accordance with and subject to the terms and conditions of this Agreement, some or all of their Series B Notes for Series B-1 Notes and additional Warrants, the proceeds of which may be used for general working capital, and repayment of which is not required upon termination of the Letter of Credit;

          D. The Company has repaid in full, in cash, all principal and accrued interest on the Series B Notes that are not being exchanged for the Series B-1 Notes; and

          E. The Company wishes to be able to sell Series B-1 Notes and Warrants to Purchasers other than Series B Purchasers for cash in accordance with and subject to the terms and conditions of this Agreement.

          NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1.   PURCHASE  AND  SALE  OF  SERIES  B-1  NOTES

          1.1. SALE AND ISSUANCE OF SERIES B-1 NOTES AND WARRANTS. Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly, to purchase, and the Company agrees to sell and issue to each such Purchaser, (i) that principal amount of the Company's Exchangeable Promissory Notes, in the form of Exhibit B hereto (individually, a "Note" and collectively, the "Series B-1 Notes") and (ii) warrants, in the form of Exhibit C hereto (each, a "Warrant"), to purchase 5 shares of the common stock of the Company for each $1.00 in principal amount of Series B-1 Notes purchased by such Purchaser at the Closing, as set forth opposite such Purchaser's name on Exhibit A hereto. Payment by each Purchaser will be made in cash equal to the amount (the "Purchase Price") set forth opposite such Purchaser's name on Exhibit A hereto or, in lieu of paying cash and at the option of each Purchaser, by surrendering to the Company for extinguishment and cancellation such number or amount of such Purchaser's Series B Notes in respect of which the aggregate principal amount of, and interest accrued on, those Series B Notes is equal to the amount set forth opposite such Purchaser's name on Exhibit A hereto. The surrender by a Purchaser for extinguishment and cancellation of Series B Notes in respect of which the aggregate of the principal amount of and interest accrued on those Series B Notes is equal to the amount set forth opposite such Purchaser's name on Exhibit A hereto shall constitute full and complete discharge and satisfaction of such Purchaser's obligation to pay the Purchase Price for the Series B-1 Notes to be purchased by the Purchaser hereunder, the relevant Purchaser shall have no further obligation or liability howsoever or whatsoever in relation to the payment of such Purchase Price and such Series B-1 Notes shall be issued fully paid and non-assessable. The aggregate Purchase Price for all Purchasers combined (including any New Purchasers (as defined in Section 1.3)) shall be not more than $4,450,000.

          1.2. CONSENT. Each Purchaser which is a holder of Convertible Promissory Notes (the "Series A Notes") issued pursuant to that Convertible Note Purchase Agreement dated June 25, 2001 (the "Series A Note Purchase Agreement") hereby consents, for all purposes under the Series A Note Purchase Agreement, to the execution, delivery and performance by the Company of this Agreement and the Series B-1 Notes, including, without limitation, the sale by the Company of Series B-1 Notes, the repayment thereof in accordance with the terms hereof and thereof and the exchange thereof for Series A Notes in accordance with the terms hereof and thereof.

          1.3.     CLOSING;  ADDITIONAL  CLOSINGS.

               (a) The purchase and sale of the Series B-1 Notes with an aggregate Purchase Price of not less than $1,500,000 shall take place at the offices of Vsource (Asia) Ltd in Hong Kong at 10:00 a.m., on January 31, 2002, or at such later time, not beyond February 7, 2002, as the Company may specify in writing to the Purchasers (which time and date are designated as the "First Closing").

               (b) For a period of 120 days following the date of the First Closing, the Company may, at any time or from time to time, issue and sell additional Series B-1 Notes of like tenor (other than issuance date and interest accrual date) and otherwise on the same terms as the Series B-1 Notes to be purchased under this Agreement, and Warrants on the same terms as the Warrants to be purchased under this Agreement, to one or more individuals or entities ("New Purchasers") on the same terms as set forth in this Agreement. Each New Purchaser, if any, which is not already a Purchaser hereunder, shall execute a joinder to this Agreement agreeing to be fully bound by, and subject to, all of the covenants, terms and conditions of this Agreement and shall be deemed a "Purchaser" for all purposes hereof. In connection with any sale of Series B-1 Notes and Warrants to any New Purchaser pursuant to this Section 1.3(b), Exhibit A shall be automatically amended to reflect the identity of such New
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Purchaser  and  such  New Purchaser's purchase of Series B-1 Notes and Warrants.
The date of closing of any purchase of Series B-1 Notes and Warrants pursuant to this Section 1.3(b) shall be an "Additional Closing" and each of the First Closing and each Additional Closing shall be a "Closing" hereunder.

               (c) Each Series B-1 Note is exchangeable for a Series A Note in the amount and manner and to the extent provided in the Series B-1 Note. In the event a Series B-1 Note becomes exchangeable (whether at the election of a holder of a Series B-1 Note (a "Series B-1 Holder") or automatically) for a Series A Note, the Company shall issue to the Series B-1 Holder in respect of the Series B-1 Note so exchanged a Series A Note dated the date of such exchange. Each Series B-1 Holder, if any, that is not already a Purchaser under the Series A Note Purchase Agreement and that exchanges its Series B-1 Notes for Series A Notes shall execute a joinder to the Series A Note Purchase Agreement agreeing to be fully bound by, and subject to, all of the covenants, terms and conditions of the Series A Note Purchase Agreement and shall be deemed a "Purchaser" for all purposes thereunder, entitled to all of the rights, benefits and privileges thereunder.

               (d) Subject to the terms of this Agreement, at the First Closing, the Company shall deliver to each Purchaser a Note in the principal amount of the applicable Purchase Price, together with all Warrants to which such Purchaser is entitled, against either, at the option of the relevant
Purchaser, (i) surrender of that amount of principal and accrued interest of such Purchaser's Series B Notes equal to the Purchase Price or (ii) payment of the Purchase Price therefore by check, or a wire transfer of funds to the following Account:

                    Citibank  N.A.  (Singapore  branch)

                    SWIFT  Code:  CITISGSG

                    Account  No.:  0-815381-017

                    Beneficiary:  Vsource  (CI)  Ltd

, or such other form of payment as shall be mutually agreed upon by such Purchaser and the Company.

               (e) Subject to the terms of this Agreement, at each Additional Closing, the Company shall deliver to each Purchaser a Note in the principal amount of the applicable Purchase Price, together with all Warrants to which such Purchaser is entitled, against payment of the Purchase Price therefore by check, or a wire transfer of funds to the Account set forth in
Section 1.3(c), or such other form of payment as shall be mutually agreed upon by such Purchaser and the Company.

               (f) Shares of the Preferred Stock of the Company issuable upon conversion of the Series A Notes are herein referred to as the "Series 3-A Preferred Stock" or the "Exchange Shares." The shares of the Company's Common Stock issuable upon exercise of the Warrants are referred to herein as the "Warrant Shares." The shares of common stock, par value $0.01 per share ("Common Stock") of the Company issuable upon conversion of the Series 3-A Preferred Stock are sometimes herein referred to as the "Conversion Shares." The Series B-1 Notes, Warrants, Warrant Shares, Series A Notes, Conversion Shares and the Exchange Shares are sometimes herein referred to collectively as the "Securities."

          1.4. USE OF PROCEEDS. The proceeds of the sale of Series B-1 Notes and Warrants by the Company shall be used, at its sole discretion, for general corporate purposes and to pay any fees and expenses incurred in connection with the transactions contemplated hereby.

          1.5. EFFECTIVE DATE. The parties hereto agree that the effective date of this Agreement shall be December 28, 2001 (the "Effective Date"). Interest shall accrue on the Series B-1 Notes from the date of issuance of each respective Note; provided, that all Series B-1 Notes issued in exchange for Series B Notes shall begin accruing interest from the Effective Date.

          1.6. TERMINATION OF SERIES B AGREEMENT. Each Purchaser which is a holder of Series B Notes hereby agrees that upon the issuance of the Series B-1 Notes in exchange for such Purchaser's Series B Notes and/or repayment in cash by the Company for the remaining balance of any principal and accrued interest on such Purchaser's Series B Notes not exchanged for Series B-1 Notes, all repayment obligations of the Company arising under the Series B Notes and the Series B Agreement will have been satisfied in full as of the Effective Date.

     2.   GUARANTEE  AND  INDEMNITY.

          2.1. GUARANTEE. In consideration of the purchase of the Series B-1 Notes and Warrants upon the terms and conditions of this Agreement, the Guarantors hereby jointly and severally and unconditionally and irrevocably guarantee as a continuing obligation, the due and punctual payment of the Obligations (as defined in Section 2.4 below) in the currency in which the same is payable under the terms of this Agreement and the due and punctual performance and observance by the Company of all other obligations of the Company contained in this Agreement and the Series B-1 Notes (as defined below) (collectively, the "Guarantee"), and if the Company fails to pay any amount of the Obligations when due the Guarantors shall pay such amount to the Purchasers in the required currency as aforesaid forthwith upon receiving the written demand of the holders of at least a majority of the principal amount of Series B-1 Notes then outstanding (the "Majority Holders").

          2.2. DEMANDS. Demands may be made under the Guarantee from time to time and may be enforced irrespective of whether any steps or proceedings are or will be taken against the Company or any other person to recover under the Series B-1 Notes or interest accrued thereon or this Agreement or any Warrant.

          2.3.     INDEMNITY.  Without  prejudice  to the guarantee contained in
Section 2.1, the Guarantors hereby jointly and severally and unconditionally and irrevocably undertake, as a separate, primary, additional and continuing obligation, to indemnify each Purchaser against all losses, liabilities, damages, costs and expenses whatsoever arising out of any failure by the Company to make due and punctual payment of the Obligations or in the due and punctual performance and observance of all other obligations under this Agreement, the Series B-1 Notes and the Warrants. This indemnity shall remain in effect notwithstanding that the Guarantee under Section 2.1 may cease to be valid and enforceable against the Guarantors for any reason whatsoever.

          2.4. OBLIGATIONS. For the purpose of this Agreement, "Obligations" means any and all of the obligations of the Company (whether or not for the payment of money, and including any obligation to pay damages for breach of contract) which are or may become payable to the Purchasers or any of them pursuant to this Agreement, the Series B-1 Notes or the Warrants.

          2.5. CONTINUING GUARANTEE. This Guarantee shall be a continuing guarantee and shall remain in full force and effect until the Obligations have been paid and performed in full, notwithstanding the insolvency or liquidation or any incapacity or change in the constitution or status of the Company or either or both of the Guarantors or any other person or any intermediate settlement of account or other matter whatsoever.

          2.6. PROTECTIVE CLAUSES. Without limiting Section 2.5, neither the liability of either of the Guarantors nor the validity or enforceability of this Guarantee shall be prejudiced, affected or discharged by:

               (a) the granting of any time or indulgence to the Company or any other person;

               (b) any variation or modification of this Agreement, the Series B-1 Notes, the Warrants or any other document referred to herein or therein or related thereto;

               (c) the invalidity or unenforceability of any obligation or liability of any party under this Agreement, the Series B-1 Notes, the Warrants or any other documents referred to herein or therein or related thereto;

               (d) any invalidity or irregularity in the execution of this Agreement, the Series B-1 Notes, the Warrants or any other documents referred to herein or therein or related thereto;

               (e) any lack of capacity or deficiency in the powers of the Company, any Guarantor or any other person to enter into or perform any of its obligations under this Agreement, the Series B-1 Notes, the Warrants or any other documents referred to herein or therein or related thereto or any irregularity in the exercise thereof or any lack of authority by any person purporting to act on behalf of the Company, the Guarantors or such other person;

               (f) the insolvency, bankruptcy or liquidation or any incapacity, disability or limitation or any change in the constitution or status of the Company or either or both of the Guarantors or any other person;

               (g) any other security document, security interest, guarantee or other security or right or remedy being or becoming held by or available to any Purchaser or by any other person or by any of the same being or becoming wholly or partly void, voidable, unenforceable or impaired or by any Purchaser at any time releasing, refraining from enforcing, varying or in any other way dealing with any of the same or any power, right or remedy any Purchaser may now or hereafter have from or against the Company or any other person;

               (h) any waiver, exercise, omission to exercise, compromise, renewal or release of any rights against the Company or any other person or any compromise, arrangement or settlement with any of the same; or

               (i) any act, omission, event or circumstance which would or may but for this provision operate to prejudice, affect or discharge this Guarantee or the liability of the Guarantors hereunder.

     2.7.     TAXES  AND  OTHER  DEDUCTIONS.

               (a)     Funds.  All  payments  to  be  made  by  the  Company  or
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Guarantors  or  (subject to the option of the Purchasers to deliver their Series
B-1 Notes in satisfaction of the Purchase Price under Section 1.1) any other person under this Agreement and the Series B-1 Notes shall be made in full in immediately available U.S. Dollars without any set off or consideration whatsoever, free and clear of any Taxes, deductions or withholdings save as required by law.


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
               (b)     Taxes.  If  at  any  time  the  Company or a Guarantor is
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required  to  make  any deduction or withholding in respect of Taxes (as defined below) or otherwise from any payment due under this Agreement or the Series B-1 Notes, the sum due from such Guarantor in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholdings, each Purchaser receives on the due date for such payment (and retains, free from and clear of any Taxes or otherwise) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and such Guarantor shall indemnify each Purchaser against any losses or costs incurred by any of them by reason of any failure of such Guarantor to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. Such Guarantor shall promptly deliver to the Purchaser any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid. "Taxes" shall mean taxes, charges, fees, levies or other assessments of any nature, including, without limitation, sales, value added, use, excise, real or personal property, withholding, stamp or other taxes, customs, duties or landing fees or other government charges however designated, now or hereafter imposed, collected or assessed by, or payable to, any taxing authority of any country and shall include interest, penalties and additions imposed, collected or assessed or payable with respect to such amount.

          2.8. COSTS, CHARGES AND EXPENSES. The Company and each of the Guarantors shall from time to time forthwith on demand of the Majority Holders pay to or reimburse each Purchaser for all reasonable costs, charges and expenses (including reasonable legal fees for one counsel for all Purchasers and other reasonable fees on a full indemnity basis) reasonably incurred by any Purchaser in connection with the enforcement of any of their rights or powers hereunder or in suing for or seeking to recover any sums due hereunder or in defending any claims brought against them in respect of this Agreement, the Series B-1 Notes, the Warrants or this Guarantee and until payment of the same in full, all such costs, charges and expenses shall be secured by this Guarantee.

          2.9. UNDERTAKINGS. Each Guarantor hereby undertakes and agrees jointly and severally with the Purchasers that the undertakings in this Article 2 shall remain in force throughout the continuance of this Guarantee and so long as the Obligations or any part thereof remains owing or outstanding.

          2.10. UNRESTRICTED RIGHT OF ENFORCEMENT. The Guarantee may be enforced without any Purchaser first having made any demand or having recourse to any other security or rights or taking any other steps or proceedings against the Company, either or both of the Guarantors or any other person and may be enforced for any balance due after resorting to any one or more other means of obtaining payment or discharge of the monies, obligations and liabilities hereby secured.


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
          2.11. DISCHARGE AND RELEASE. Notwithstanding any discharge, release or settlement from time to time between any Purchaser and the Guarantors, if any security, disposition or payment granted or made to the Majority Holders or any Purchaser in respect of the Obligations by the Guarantors or any other person is avoided or set aside or ordered to be surrendered, paid away, refunded or reduced by virtue of any provision, law or enactment relating to bankruptcy, insolvency, liquidation, winding-up, composition or arrangement for the time being in force or for any other reason, the Majority Holders shall be entitled hereafter to enforce this Agreement as if no such discharge, release or settlement had occurred.

          2.12. AMENDMENT. Any amendment or waiver of any provision of the Guarantee and any waiver of any default under this Agreement shall only by effective if made in writing and signed by the Majority Holders.

     3.   REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY

          As used herein, (i) any reference to any event, change or effect being "material" with respect to the Company or any Subsidiary (as defined herein) means an event, change or effect which is material in relation to the financial condition, properties, business, operations, assets or results of operations of the Company and each Subsidiary, taken as a whole, and (ii) the term "Material Adverse Effect" on the Company means a material adverse effect on the financial condition, properties, business, operations, assets or results of operations of the Company and its Subsidiaries, taken as a whole. As of the date hereof, the Company hereby represents and warrants to, and covenants with, each Purchaser, except as contemplated by this Agreement or as set forth in the Disclosure Schedule (the "Disclosure Schedule") attached hereto, as follows:


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
          3.1. Organization and Standing. The Company has been duly incorporated, is validly existing and in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business in the manner presently conducted and to enter into and perform its obligations under this Agreement, the Series B-1 Notes, the Warrants and the Certificate of Designation for designation of the Exchange Shares. The Company and each of the Subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. The Company is not required to register as an "investment company" within the meaning of the Investment Company Act of 1940. The Company has made available to the Purchasers a true, complete and correct copy of the Company's certificate of incorporation and bylaws and the constitution documents of each Subsidiary, each as amended to date (collectively, the "Organizational Documents"). The Organizational Documents are in full force and effect. The Certificate of Designation creating the Series 3-A Preferred Stock of the Company (the "Certificate of Designation") has been executed and filed with the Delaware Secretary of State, and is in full force and effect.


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
          3.2. CAPITALIZATION. As of the date hereof, the authorized shares of capital stock of the Company are set forth in the Organizational Documents, and the issued and outstanding shares of capital stock of the Company are as set forth in the Company's Amendment No. 2 to Annual Report on Form 10-KSB for the fiscal year ended January 31, 2001 (the "Form 10-K"), Quarterly Reports on form 10-Q filed since the date of the Form 10-K (the "Form 10-Qs") and Current Reports on Form 8-K filed since the date of the Form 10-K (the "Form 8-Ks", and together with the Form 10-K and the Form 10-Qs, the "Public Filings"). The authorized capital also includes shares of Series 3-A Preferred Stock having the rights, privileges and preferences set forth in the Certificate of Designation, none of which shares have been issued prior to the date hereof. All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company have been issued in violation of the pre-emptive or other similar rights of any person or in violation of any applicable securities laws or regulations. Except as otherwise described in the Public Filings, there are no shares of capital stock or other securities of the Company or any Subsidiary (i) reserved for issuance or (ii) subject to preemptive rights or any outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or other instruments outstanding or in effect giving any person the right to acquire any shares of capital stock or other securities of the Company or any Subsidiary or any commitments of any character relating to the issued or unissued capital stock or other securities of the Company or any Subsidiary. Except as specified on
Schedule  3.2,  on  the  date  hereof  the Company does not have outstanding any
-------------
bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Company. The sale of the Securities is not subject to any preemptive rights or rights of first refusal and, when issued and delivered in compliance with the provisions of the Series A Note Purchase Agreement, the Series A Notes and/or the Certificate of Designation, the Exchange Shares and Conversion Shares will be duly and validly issued, fully paid and nonassessable, and will be free of any liens, encumbrances or restrictions on transfer; provided, however, that (a) the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed, and (b) the Securities may only be assigned in accordance with Section 8.3 hereof.

          3.3. AUTHORIZATION OF AGREEMENTS. This Agreement, the Series B-1 Notes and the Warrants have been duly authorized, executed and delivered by the Company, and this Agreement, each of the Series B-1 Notes and each of the Warrants constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Board of Directors of the Company has duly approved the Certificate of Designation. Such Certificate of Designation has been duly filed with the Secretary of State of Delaware and is in full force and effect.

          3.4. ABSENCE OF DEFAULTS AND CONFLICTS. None of the Company nor any Subsidiary (as defined below) is in violation of its organizational documents. Except as set forth on Schedule 3.4, the execution, delivery,
                                        -------------
performance and consummation of this Agreement and the Series B-1 Notes and issuance of the Securities by the Company does not and will not, with respect to the Company and each Subsidiary, directly or indirectly, (with or without the giving of notice or the lapse of time or both): (i) contravene, conflict with, or constitute or result in a breach or violation of, or a default under (A) any provision of any of the Organizational Documents or (B) any resolution adopted by the Board of Directors (or similar governing body) or the stockholders of the Company or any Subsidiary; (ii) contravene, conflict with, or constitute or result in a breach or violation of, or a default under, or the acceleration of, or the triggering of any payment or other obligations pursuant to, any existing benefit plan maintained by the Company or any Subsidiary or any grant or award made under any of the foregoing; (iii) contravene, conflict with, or constitute or result in a breach or violation of, or a default under, or the cancellation, modification or termination of, or the acceleration of, or the creation of a lien on any properties or assets owned or used by the Company or any Subsidiary pursuant to, any provision of any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its property or assets is subject ("Contract"), except for those that would not individually or in the aggregate result in a Material Adverse Effect; (iv) contravene, conflict with, or constitute or result in a breach or violation of, any federal, state, local, municipal, foreign, international, multinational, or other constitution, law, rule, requirement, administrative ruling, order, ordinance, principle of common law, code, regulation, statute, treaty or process ("Law") or any award, decision, injunction, judgment, decree, settlement, order, process, ruling, subpoena or verdict (whether temporary, preliminary or permanent entered, issued, made or rendered by any court, administrative agency, arbitrator, Governmental Entity or other tribunal of competent jurisdiction ("Order") or give any foreign, federal, state, local, municipal, county or other governmental, quasi-governmental, administrative or regulatory authority, body, agency, court, tribunal, commission or other similar entity (including any branch, department or official thereof) ("Governmental Entity") or any other person the right to challenge any of the transactions contemplated herein or to exercise any remedy or obtain any relief under, any Law or any Order to which the Company or any Subsidiary, or any of the assets owned or used by the Company or any Subsidiary, are subject; (v) require any filing by the Company or any Subsidiary with, or approval or consent or other action by, any Governmental Entity or any other person; (vi) contravene, conflict with, or constitute or result in a breach or violation of, or a default under, any provision of, or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate or modify, any license or permit that is held by the Company or any Subsidiary or that otherwise relates to the business of the Company or any Subsidiary, or any of the assets owned or used by the Company or any Subsidiary; or (vii) cause any of the assets owned by the Company or any Subsidiary as of the date hereof to be reassessed or revalued by the taxing authority or other Governmental Entity.

          3.5. ABSENCE OF PROCEEDINGS. Except as described in the Public Filings, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary which might reasonably be expected individually or in the aggregate to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company or any Subsidiaries or the consummation of the transactions contemplated in this Agreement, the Series B-1 Notes or the Certificate of Designation or the performance by the Company of its obligations hereunder. Except as disclosed in the Public Filings, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such action.

          3.6.     INTELLECTUAL  PROPERTY.

               (a)     Intellectual  Property  Assets.  The  term  "Intellectual
                       ------------------------------
          Property  Assets"  includes:

                    (i) the names Vsource, NetCel360 and all registered trademarks, service marks, and applications (collectively, "Marks");

                    (ii) all know-how, trade secrets, confidential information, software, technical information, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); and

                    (iii) all domain names and URL addresses for websites on the internet or the world wide web ("Domain Names");

          owned, used, or licensed by the Company or any Subsidiary as licensee or licensor.

               (b)     Intellectual  Property  Necessary  for  the  Company's
                       ------------------------------------------------------
Business.  The  Intellectual  Property  Assets  are  all those necessary for the
--------
operation of the business of the Company and its Subsidiaries as it is currently conducted. The Company and/or one or more of the Subsidiaries is the owner of all right, title, and interest in and to, or has the right to use, each of the Intellectual Property Assets, free and clear of all Liens, and other adverse claims and has the right to use, without any payment to any third party in excess of $50,000 per year, all of the Intellectual Property Assets.

               (c)     Trademarks.
                       ----------

                    (i) To the knowledge of the Company, the Company and/or one or more of the Subsidiaries is the owner, licensor or licensee of all right, title, and interest in and to each of the Marks, free and clear of all Liens, and other adverse claims.

                    (ii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the knowledge of the Company, no such action is threatened with respect to any of the Marks.

                    (iii) To the knowledge of the Company, there is no trademark or trademark application of any third party which potentially interferes with any of the Marks.

                    (iv) No Mark is infringed or, to the knowledge of the Company, has been challenged or threatened in any way by any other Person. To the knowledge of the Company, none of the Marks used by the Company or any Subsidiary infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

               (d)     Trade  Secrets.  To  the  knowledge  of  the Company, the
                       --------------
Company and/or one or more of the Subsidiaries has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. To the knowledge of the Company, the Trade Secrets are not part of the public knowledge or literature, and, to the knowledge of the Company, have not been used, divulged, or appropriated either for the benefit of any person (other than the Company or any Subsidiary or pursuant to a non-disclosure agreement), or to the detriment of the Company or any Subsidiary. No Trade Secret is subject to any adverse claim or, to the knowledge of the Company or any Subsidiary, has been challenged or threatened in any way.

               (e)     Domain  Names.  The  Company  and/or  one  or  more
                       -------------
Subsidiaries is the owner of all right, title, and interest in and to, or is licensed to use, all of the Domain Names used in the conduct of the business of the Company and its Subsidiaries, free and clear of all Liens. Such Domain Names are properly registered with Network Solutions or such other agency or company duly authorized by relevant Governmental Entities to maintain such registry, and all fees due in respect of such registration have been paid.

          3.7. PRIVATE PLACEMENT. Neither the Company nor any affiliate (as defined in Rule 405 under the U.S. Securities Act of 1933, as amended (the "1933 Act")) thereof has (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the 1933 Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the 1933 Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D under the 1933 Act) or any directed selling efforts (as defined under the 1933 Act) in the United States in connection with the offer and sale of the Securities. Assuming the accuracy of the representations and warranties of each Purchaser contained in Section 3 hereof, the offer, issue, and sale of the Securities: (a) are and will be exempt from the registration and prospectus delivery requirements of the 1933 Act; and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption, and (b) have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

          3.8. SUBSIDIARIES. Each subsidiary of the Company, meaning any entity in which the Company, directly or indirectly, beneficially owns more than 50% of the equity interest in, or the voting control of, such company (each, a "Subsidiary"), is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to own, lease and operate its properties, conduct its business as and to the extent now conducted. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned, beneficially and of record, by the Company or Subsidiaries wholly owned by the Company free and clear of all liens, charges, encumbrances, options, rights of pre-emption and third party rights whatsoever (collectively, "Liens").

          3.9. LIABILITIES. Except for potential Liabilities referred to in the Public Filings, neither the Company nor any Subsidiary has any debt, liability, commitment or obligation of any kind, character or nature whatsoever, whether known or unknown, choate or inchoate, secured or unsecured, accrued, fixed, absolute, contingent or otherwise, and whether due or to become due ("Liability") (and, to the knowledge of the Company, there is no basis for any present or future action against it giving rise to any Liability) except for (i) Liabilities or obligations reflected or reserved against the balance sheet contained in the Financial Statements or the Interim Financial Statements (as defined herein) and (ii) current Liabilities incurred in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of Law) since the date thereof.

          3.10. BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company directly without the intervention of any person on behalf of the Company in such manner as to give rise to any valid claim by any person against the Purchasers (or any of them), the Company or any Subsidiary for a finder's fee, brokerage commission or similar payment.

          3.11.     SEC  FILINGS.  Except  as  disclosed in Schedule 3.11 to the
                                                            -------------
Disclosure Schedule, the Public Filings (including any financial statements or schedules included therein) and each other filing of the Company under the Securities Exchange Act of 1934, as amended (the "1934 Act"), made since May 15, 2001 (i) complied with the requirements of the 1933 Act, or the 1934 Act, as the case may be, in all material respects, and (ii) did not at the time of filing (or if amended, supplemented or superseded by a filing prior to the date hereof, on the date of that filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. To the Company's knowledge, except as disclosed in Schedule 3.11 to the Disclosure Schedule, the Company is in
               --------------
compliance in all material respects with (i) the 1933 Act, (ii) the 1934 Act, and (iii) all applicable rules and regulations of the Securities and Exchange Commission under the 1933 Act and the 1934 Act.

          3.12. FINANCIAL STATEMENTS. The restated audited consolidated financial statements of the Company as of and for the years ended January 31, 2000 and January 31, 2001 and the audited consolidated financial statements of NetCel360 Holdings Limited ("Holdings") as of and for the year ended December 31, 2000 (collectively, the "Financial Statements") and the unaudited consolidated financial statements of the Company as of and for the three months ended April 30, 2001, July 31, 2001 and October 31, 2001 and of Holdings as of and for the three months ended March 31, 2001 (collectively, the "Interim Financial Statements"), which have been made available to the Purchasers, have been prepared in accordance with US generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated (except as may be indicated in the notes thereto) and, except as set forth in Schedule
                                                                        --------
3.11  to  the  Disclosure  Schedule, present fairly in all material respects the
----
consolidated financial condition and consolidated operating results of the Company or Holdings, as the case may be, of the dates and during the periods indicated therein in conformance with GAAP, subject, in the case of the Interim Financial Statements, to normal year-end adjustments, consistent with past practices. As of their respective date, the Financial Statements did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Except as set forth in the Financial Statements, the Interim Financial Statements, the Public Filings, or arising in the ordinary course of business since April 1, 2001, as of the date hereof none of the Company nor any Subsidiary has (A) incurred any material liabilities of any nature (matured or unmatured, fixed or contingent) or (B) made any material disposal of assets, suffered any loss or material damage of any assets, waived any valuable rights, made any material change in any material contract to which it is a party or declared or paid any dividends.

          3.13. NON-COMPETITION AGREEMENTS. Neither the Company nor any of its Subsidiaries is a party to any non-competition or other agreement or subject to any duty which prohibits or limits the ability of the Company or any Subsidiary (i) to engage in any line of business, (ii) to compete with any person, (iii) to carry on or expand the nature or geographical scope of the business of the Company or such Subsidiary anywhere in the world or (iv) to disclose any confidential information in the possession of the Company or any Subsidiary (any not otherwise generally available to the public), other than, in the case of (iv) only, any contract for the sale or purchase of goods or services or any non-disclosure agreement entered into in connection with the possible or actual sale or purchase of goods or services in the ordinary course of business that does not meet any other of the criteria set forth in this
Section  3.13.

          3.14. CERTAIN PAYMENTS. Since their incorporation or organization, neither the Company nor any Subsidiary has, nor has any representative of Company or any Subsidiary, or to the knowledge of the Company or any other person associated with or acting for or on behalf of the Company or any Subsidiary, directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person, private or public, regardless of form, whether in money, property, or services
(i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Subsidiary or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company or any Subsidiary.

          3.15. NO OTHER REPRESENTATIONS. Notwithstanding anything to the contrary contained in this Agreement, it is the explicit intent of each party hereto that the Company is not making any representation or warranty whatsoever, express or implied, except those representations, and warranties contained in this Article 3.

     4.   REPRESENTATIONS  AND  WARRANTIES  OF  THE  PURCHASERS

Each Purchaser, severally but not jointly, hereby represents and warrants to the Company as follows:

          4.1. LEGAL POWER. It has the requisite legal power to enter into this Agreement, to purchase the Series B-1 Notes hereunder and to carry out and perform its obligations under the terms of this Agreement.

          4.2. DUE EXECUTION. This Agreement have been duly authorized, executed and delivered by it, and, upon due execution and delivery by the Company and such Purchaser, this Agreement and will be valid and binding agreements of it, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and subject to the availability of equitable remedies.

          4.3. NO CONFLICTS; NO CONSENTS REQUIRED. The execution, delivery and performance of and compliance with this Agreement by such Purchaser will not result in any violation of any term of any material mortgage, indenture, contract, agreement or other instrument or any judgment, decree or order to which such Purchaser is a party or subject, or be in conflict with or constitute a default under any such term. All consents, approvals, orders, or authorizations of or registrations, qualifications, designations, declarations, or filings with, any governmental authority or other third party, required on the part of the Purchaser in connection with the valid execution and delivery of this Agreement, the purchase of the Securities, or the consummation of any other transaction contemplated hereby have been obtained, or will be effective at the Closing, except for notices required or permitted to be filed with certain state and federal securities commissions after the Closing.

          4.4.     INVESTMENT  REPRESENTATIONS.

               (a) It is acquiring the Securities for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act.

               (b) It understands that (i) the Securities have not been registered under the 1933 Act by reason of a specific exemption therefrom, that it may be necessary to hold such Securities indefinitely, and, therefore, that it may be necessary to bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the 1933 Act or is exempt from such registration; (ii) each certificate representing any of the Securities will be endorsed with a legend similar to the following legend:

     "THE  SECURITIES  EVIDENCED  BY  THIS  CERTIFICATE HAVE NOT BEEN REGISTERED
     UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR

     HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING SUCH SECURITIES AND IN COMPLIANCE WITH SUCH STATE LAWS OR IF THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT AND SUCH APPLICABLE STATE LAWS."

and (iii) the Company will instruct any transfer agent not to register the transfer of any of the Securities unless the conditions specified in the foregoing legend are satisfied; provided, however, that no such opinion of counsel shall be necessary if the sale, transfer or assignment is made pursuant to Securities and Exchange Commission ("SEC") Rule 144 and such Purchaser provides the Company with evidence reasonably satisfactory to the Company and its counsel that the proposed transaction satisfies the requirements of Rule
144. The Company agrees to remove the foregoing legend from any securities if the requirements of SEC Rule 144(k) (or any successor rule or regulation) apply with respect to such securities and the Company and its counsel are provided with reasonably satisfactory evidence that the requirements of Rule 144(k) apply.

               (c) It is an investor in securities of companies in the development stage and acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

               (d) It has reviewed this Agreement, the Series A Note Purchase Agreement and the Certificate of Designation and all the schedules and exhibits to such documents carefully and has conducted such investigation of the Company as it has deemed appropriate and has had the questions it has asked of the Company answered to its satisfaction.

               (e) It has not been offered the Securities by any form of advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by such media.

               (f) It is an (i) "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect; or (ii) not a "U.S. person" within the meaning of SEC Rule 902 and is acquiring the Securities in an "offshore transaction" as defined in SEC Rule 902.

               (g) If Purchaser is a corporation, partnership, trust or other entity, (i) it was not formed for the specific purpose of acquiring the Securities offered hereunder; or (ii) 100% of such Purchaser is owned by an entity for which all of the representations and warranties contained in Sections
4.3  and  4.4  would  be  accurate  if  such  entity were a Purchaser hereunder.

               (h) Its principal address is as set forth on Exhibit A hereto, and it does not reside in any state of the United States other than the state specified in its address on Exhibit A, if at all.

     5.   CONDITIONS  TO  CLOSING

          5.1. CONDITIONS TO OBLIGATIONS OF THE PURCHASERS AT THE CLOSING. Each Purchaser's obligation to purchase the Series B-1 Notes at the Closing is subject to the fulfillment, at or prior to the Closing, of all of the following conditions, any of which may be waived by such Purchaser:

               (a)     Representations  and  Warranties;  Performance  of
                       --------------------------------------------------
Obligations.  The  representations and warranties made by the Company in Section
-----------
3 hereof shall be true and correct in all material respects on the date of the Closing, with the same force and effect as if they had been made on and as of said date; and the Company shall have performed and complied with in all material respects all obligations and conditions herein required to be performed or complied with by it on or prior to the Closing.

               (b)     Proceedings  and  Documents.  All  corporate  and  other
                       ---------------------------
proceedings in connection with the transactions contemplated at the Closing, and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers' counsel, which shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

               (c)     Qualifications;  Legal  Investment.  All  authorizations,
                       ----------------------------------
approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with and prior to the lawful sale and issuance of the Securities pursuant to this Agreement and all authorizations, approvals and permits, if any, needed by such Purchaser to purchase the Securities shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Securities shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC, the California Commissioner of Corporations, the Delaware Secretary of
State or a similar official of any other state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Securities shall be legally permitted by all laws and regulations to which each Purchaser and the Company are subject.

               (d)     Payment  of Purchase Price.  The aggregate Purchase Price
                       --------------------------
for all Series B-1 Notes purchased on or before the date of the Closing by all Purchasers at the Closing shall equal or exceed $1,500,000.

               (e)     Opinion  of Company Counsel.  The Company's legal counsel
                       ---------------------------
shall have delivered an opinion to the Purchasers addressing the issues customarily addressed in transactions of the nature of those contemplated in this Agreement and which shall be reasonably satisfactory in form and content to counsel for the Purchasers.

          5.2. CONDITIONS TO OBLIGATIONS OF THE COMPANY AT THE CLOSING. The Company's obligation to issue and sell the Series B-1 Notes under this Agreement to a Purchaser is subject to the fulfillment, on or prior to the Closing, of the following conditions as to such Purchaser, any of which may be waived by the
Company:

               (a)     Representations  and  Warranties,  Performance  of
                       --------------------------------------------------
Obligations.  The  representations  and  warranties  made  by  such Purchaser in
-----------
Section 4 hereof shall be true and correct at the date of the Closing, with the same force and effect as if they had been made on and as of said date. Such Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by it on or before the Closing.

               (b)     Qualifications,  Legal  Investment.  All  authorizations,
                       ----------------------------------
approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Securities pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Securities shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC, the California Commissioner of Corporations, the Delaware Secretary of State or any similar officer of any other state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Securities shall be legally permitted by all laws and regulations to which such Purchaser and the Company are subject.

               (c)     Payment  of  Purchase  Price.  Each  Purchaser shall have
                       ----------------------------
delivered  the  Purchase  Price  for  the  Series  B-1  Notes  purchased  by it.

     6.     COVENANTS

          6.1. COVENANTS OF THE COMPANY. The Company and each Guarantor covenants with each Purchaser, so long as Series B-1 Notes with an aggregate principal amount of at least 50% of the principal amount of the Series B-1 Notes issued at the Closing are outstanding, that:

               (a)     Stamp  Tax.  The  Company and the Guarantors will pay (1)
                       ----------
any stamp, issue, registration, documentary or other similar taxes and duties including interest and penalties, payable on or in connection with the issuance of the Series B-1 Notes, the Warrants or the Guarantee, the creation, issue and offering of the Securities, if any, received in the exchange or upon conversion of the Series B-1 Notes, the Series A Notes or the Series 3-A Preferred Stock, or the execution or delivery of this Agreement, the Warrants or the Series A Notes; and (2) in addition to any amount payable by the Company or the Guarantors under this Agreement, any value added, turnover or similar tax payable in respect of that amount.

               (b)     Notification  of  Defaults.  Each  of the Company and the
                       --------------------------
Guarantors will notify the Purchasers in writing of any Event of Default (as defined in Section 7.1) forthwith upon the occurrence thereof.

               (c)     Consents.  Each  of  the  Company and the Guarantors will
                       --------
obtain and promptly renew from time to time and thereafter maintain in full force and effect, and will comply with and upon the Purchasers' request will promptly furnish certified copies to the Purchasers of, all such authorizations, approvals, consents, licenses and exemptions as may be required under any applicable law or regulation to enable it to perform its obligations under this Agreement or required for the validity or enforceability of this Agreement.

               (d)     Pari  Passu  Ranking.  Each  of  the  Company  and  the
                       --------------------
Guarantors undertakes that its obligations hereunder and under the Series B-1 Notes do and will at all times rank at least pari passu with all of its other present and future unsecured obligations save for any obligations preferred by law.

               (e)     Disposals.  Each  of  the Company and the Guarantors will
                       ---------
not and will procure that no other Subsidiary will, either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily, sell, transfer, lease or otherwise dispose of all or any substantial part of its assets or revenues except for any of the following types of disposals provided such disposal does not adversely affect the ability of the Company or the Guarantors to perform its obligations under this Agreement:

                    (i) disposals made with the prior written consent of the Majority Holders;

                    (ii) disposals of cash raised or borrowed for the purposes for which such cash was raised or borrowed;

                    (iii) disposals of assets in exchange for other assets comparable as to type and value;

                    (iv) disposals of any of its assets on terms whereby such asset is leased to or re-acquired by the Company or Guarantor or any other Subsidiary in an amount not to exceed $5,000,000;

                    (v) any distribution of the surplus assets to the Company or either Guarantor or any Subsidiary in a liquidation or winding-up not involving insolvency;

                    (vi) the application of the proceeds of an issue of securities (whether equity or debt) for the purposes stated in the prospectus or other offering document relating to that issue; or

                    (vii) sales of assets pursuant to sale and leaseback transactions in an aggregate amount not to exceed $5,000,000.

               (f)     Mergers.
                       -------

                    (i) None of the Company or the Guarantors will without the prior written consent of the Majority Holders enter into any merger or consolidation with any entity.

                    (ii) None of the Company or the Guarantors will, and will procure that no Subsidiary will, without the prior written consent of the Majority Holders, acquire any assets or business or acquire or make any investment if such assets, business or investment is substantial in relation to the Company and its Subsidiaries taken as a whole.

               (g)     Maintenance  of  status  and  franchises.
                       ----------------------------------------

                    (i) Each of the Company and the Guarantors will do all such things as are necessary to maintain its corporate existence in good standing and to conduct its business in compliance with all laws, regulations, authorizations, agreements and obligations applicable to it and pay all taxes imposed on it when due.

                    (ii) Each of the Company and the Guarantors will and will procure that each Subsidiary will, ensure that it has the right and is duly qualified to conduct its business as it is or is intended as at the date hereof to be conducted in all applicable jurisdictions and will obtain and maintain all franchises and rights necessary for the conduct of its business.

               (h)     Constitutional  Documents.  Each  of  the Company and the
                       -------------------------
Guarantors shall procure that no amendment or supplement is made to their respective certificate of incorporation, by-laws, memorandum of association or articles of association, if any, which would have a material adverse effect on the Purchasers' interests hereunder without the prior written consent of the Majority Holders such consent not to be unreasonably withheld or delayed.

               (i)     Share Capital.  Except upon conversion or exchange of any
                       -------------
class of convertible or exchangeable securities or as set forth in the Certificate of Designation or the Warrants, each of the Company and the Guarantors will not without the prior written consent of the Majority Holders, purchase or redeem any of their respective issued shares.

               (j)     Dividends.  Each  of  the Company and the Guarantors will
                       ---------
not and will procure that no Subsidiary will, without the prior written consent of the Majority Holders, pay any cash dividend or make any other distribution of cash to their respective shareholders other than dividends and distributions by Subsidiaries to the Company.

               (k)     Indebtedness.  None  of  the  Company or any Guarantor or
                       ------------
any Subsidiary will incur or guarantee any indebtedness exceeding US$15,000,000 in the aggregate without the prior written consent of the Majority Holders, other than pursuant to Section 1.3(b) hereof or, subject to the limitations contained in Section 6.1(e)(vii), in connection with customary sale and leaseback transactions.

               (l)     Lending.  Each of the Company and the Guarantors will not
                       -------
and will procure that no Subsidiary will make or grant any loan or advance except as may be necessary in the ordinary course of its business.

               (m)     Taxation.  All  payments  of  interest  in respect of the
                       --------
Series B-1 Notes and the Warrants will be made without withholding or deduction of or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by any authority unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. The Company will pay such additional amounts as may be necessary in order that the net amounts received by the Purchasers after such withholding or deduction shall equal the respective amounts receivable in respect of the Series B-1 Notes and the Warrants in the absence of such withholding or deduction.

          6.2. LEGAL FEES. Promptly upon receipt of invoices therefor, the Company shall (a) pay one counsel for the Purchasers up to $10,000 for the actual legal fees and costs incurred in negotiating the terms hereof, the preparation of this Agreement and the other agreements and instruments delivered pursuant hereto, and consummating the transactions contemplated by this Agreement.

          6.3. REGISTRATION RIGHTS. Each holder of shares of Common Stock received upon exercise of the Warrants shall have the same registration rights as holders of shares of Common Stock received upon conversion of the Series 3-A Preferred Stock as set forth as Exhibit B of the Series A Note Purchase Agreement.

     7.     EVENTS  OF  DEFAULT

          7.1. DEFAULT. Upon the occurrence of any Event of Default, each Note then outstanding shall forthwith be immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, unless the Majority Holders otherwise determine, and the Purchasers may exercise any and all rights and remedies available to them under this Agreement or the Series B-1 Notes or as provided by law.

An  "Event of Default" shall mean the occurrence of any of the following events:

               (a) Any proceeding shall be commenced by or against the Company or either Guarantor under any bankruptcy or insolvency laws, or the Company or a Guarantor shall take any action to authorize any of the foregoing; provided that if such proceeding is not instituted by or on behalf of the Company (or acquiesced by it) there shall be an "Event of Default" only if such proceeding shall remain unstayed for 60 days;

               (b) Any law, rule or regulation of any jurisdiction shall be enacted or promulgated that shall have a material adverse affect on the ability of the Company to perform any of its obligations hereunder or under the Series B-1 Notes, including, without limitation, any moratorium or similar laws;

               (c) This Agreement or any of the Series B-1 Notes or Warrants ceases to be the legal, valid and binding obligation of the Company or the Guarantors enforceable in accordance with its terms; and

               (d) if any governmental authority or agency of any jurisdiction condemns, seizes, compulsorily purchases or expropriates all or a substantial part of the assets of the Company and its Subsidiaries, taken as a whole, or places any material restriction on a material portion of the assets of such Company and its Subsidiaries, taken as a whole whether by way of cancellation or revocation of, or the imposition of conditions on, any licenses of such companies, or otherwise howsoever.

          7.2. OTHER EVENTS. Without implication that the contrary would otherwise be true, the Purchasers retain all right to pursue any cause of action (including breach of contract) in the event that:

               (a) there is a material breach of this Agreement, the Certificate of Designation for the Series 3-A Preferred Stock or any Note by the Company or a Guarantor; or

               (b) Any representation or warranty made or deemed to be made or repeated by or in respect of the Company or either Guarantor in or pursuant to this Agreement is or proves to have been incorrect or misleading in any material respect.

     8.   MISCELLANEOUS

          8.1. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and construed under the laws of the State of Delaware. If any Delaware law or laws shall require or permit the application of the laws of any other jurisdiction to this Agreement, such Delaware law or laws shall be disregarded with the effect that the remaining laws of the State of Delaware shall nonetheless be applied.

          8.2. SURVIVAL AND DISCLOSURE SCHEDULE. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers or the Company.

          8.3. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. Each Purchaser shall be entitled to assign, transfer or participate all or any portion of the Securities; provided that (1) such transfers comply with all applicable law, (2) no such transfer is made to an entity which the Board of Directors of the Company determines in good faith is then a competitor of the Company (unless all common and preferred stock in the Company is being transferred to such competitor in such transaction), (3) transfers of Securities may not be made in amounts of less than $500,000 and (4) prior to any assignment, each assignee shall execute and deliver to the Company a joinder to this Agreement agreeing to be fully bound by, and subject to, all of the covenants, terms and conditions of this Agreement.

          8.4. ENTIRE AGREEMENT. This Agreement, the Exhibits hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any covenants or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

          8.5. SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties; and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          8.6. AMENDMENT AND WAIVER. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either for a specified period of time or indefinitely), with the written consent of the Company and the holders of 75% of the aggregate principal amount of the Series B-1 Notes then outstanding; provided, that no such amendment or waiver shall reduce the amount of the Series B-1 Notes the holders of which are required to consent to any waiver or supplemental agreement, without the consent of the holders of all of the Series B-1 Notes; provided, further, however, that any amendment, modification or waiver that would change the interest rate, maturity date, requirement of pro rata payment or exchange privilege, shall not be effective as to such Purchaser without such Purchaser's prior written consent. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company. Upon the effectuation of each such amendment or waiver, the Company shall promptly give written notice thereof to the record holders of the Securities who have not previously consented thereto in writing.

          8.7. DELAYS OR OMISSIONS. No delay or omission to exercise any right, power, or remedy accruing to any party hereto or any subsequent holder of any Securities upon any breach, default or noncompliance of any other party under this Agreement or under the Certificate of Incorporation or Bylaws of the Company shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on any party's part of or to any breach, default or noncompliance under this Agreement or under the Certificate of Incorporation or Bylaws of the Company or any waiver on any party's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing; and all remedies, either under this Agreement, the Certificate of Incorporation or Bylaws, any law, or otherwise afforded to any party, shall be cumulative and not alternative.

          8.8. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be effective if in writing and delivered personally or sent by telecopier, nationally recognized overnight courier or registered or certified mail, return receipt requested, postage prepaid, addressed:

     If   to  a Purchaser:    at  such  Purchaser's  address  as  set  forth  on
                              Exhibit A attached hereto, or at such other address as such Purchaser shall have furnished to the Company in writing,

     If to the Company, to:   Vsource,  Inc.
                              16875  West  Bernardo  Drive
                              Suite  250
                              San  Diego,  CA  92127
                              USA
                              Attention:  Chief  Financial  Officer
                              Facsimile:     (858)  618-5904

                              with a copy to:  Vsource (Asia) Ltd
                              Unit  501,  AXA  Centre
                              151  Gloucester  Road
                              Wanchai,  Hong  Kong
                              Attention:  General  Counsel
                              Facsimile:     (852)  2523-1344

          Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date delivered, if delivered personally, (b) two business days after being sent, if sent by nationally recognized overnight courier, (c) one business day after being sent, if sent by telecopier with confirmation of good transmission and receipt, and (d) three business days after being sent, if sent by registered or certified mail, postage prepaid, return receipt requested. Each of the parties herewith shall be entitled to specify another address by giving notice as aforesaid to each of the other parties hereto.

          8.9. TITLES AND SUBTITLES, NUMBER AND GENDER. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Whenever the context requires, the plural shall include the singular and the reverse and each gender shall include the others.

          8.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

Executed  as  of  the  date  first  set  forth  above.

                                 VSOURCE,  INC.


                                 By:       /S/  PHILLIP  E.  KELLY
                                           -------------------------------------
                                           Name:  Phillip  E.  Kelly
                                           Title:  Chief  Executive  Officer

                                 GUARANTORS

                                 VSOURCE  (CI)  LTD


                                 By:       /S/  PHILLIP  E.  KELLY
                                           -------------------------------------
                                           Name:  Phillip  E.  Kelly
                                           Title:  Chief  Executive  Officer

                                 VSOURCE  (MALAYSIA)  SDN  BHD


                                 By:       /S/  PHILLIP  E.  KELLY
                                           -------------------------------------
                                           Name:  Phillip  E.  Kelly
                                           Title:  Chief  Executive  Officer

This is page          to the Exchangeable Note and Warrant Purchase Agreement to
which Vsource, Inc., a Delaware corporation, the Guarantors and the Purchaser set forth below are parties:

PURCHASER:


__________________________
Phillip  E.  Kelly
5th  Floor,  AXA  Centre
151  Gloucester  Road
Wanchai,  Hong  Kong

Purchase  Price:  $402,629          Dated:   1/28/2002
                  --------                  ----------

This is page          to the Exchangeable Note and Warrant Purchase Agreement to
which Vsource, Inc., a Delaware corporation, the Guarantors and the Purchaser set forth below are parties:

PURCHASER:


_________________________________
Kumi  Hui
Flat  9A,  Manly  Mansion
69B  Robinson  Road,  Mid-Levels
Hong  Kong

Purchase  Price:  $26,843          Dated:    1/28/2002
                  -------                   -----------

This is page          to the Exchangeable Note and Warrant Purchase Agreement to
which Vsource, Inc., a Delaware corporation, the Guarantors and the Purchaser set forth below are parties:

PURCHASER:


_______________________________
Jack  Tai-On  Poon
c/o  P.O.  Box  28843
Gloucester  Road  Post  Office
Wanchai,  Hong  Kong

Purchase  Price:  $53,684                    Dated:    1/28/2002
                  -------                            -----------

This is page          to the Exchangeable Note and Warrant Purchase Agreement to
which Vsource, Inc., a Delaware corporation, the Guarantors and the Purchaser set forth below are parties:

PURCHASER:


______________________________
John  Gerard  Cantillon
10  Jalan  Marie  Pitchay
Tanjong  Bungah
Hillside,  Penang  11200
Malaysia

Purchase  Price:  $268,420                    Dated:    1/28/2002
                   -------                             -----------

This is page          to the Exchangeable Note and Warrant Purchase Agreement to
which Vsource, Inc., a Delaware corporation, the Guarantors and the Purchaser set forth below are parties:

PURCHASER:

BAPEF  INVESTMENTS  XII  LTD.,
a  Virgin  Islands  company

By:_________________
Its:     Director
    -----------------------------------------------
c/o  International  Private  Equity  Services  Ltd.
P.O.  Box  431
13-14  Victoria  Road
Guernsey,  UK
GY13ZD
Attn:  Connie  Helyar

Purchase  Price:  $2,147,357                    Dated:    1/28/2002
                  ----------                             -----------

This is page          to the Exchangeable Note and Warrant Purchase Agreement to
which Vsource, Inc., a Delaware corporation, the Guarantors and the Purchaser set forth below are parties:

PURCHASER:

G5  PARTNERS,  LP

By:___________________
Name:     Stewart  J.  Homler  on  behalf  of  MG5  LLC
Title:     Managing  Member

Tokyu  Vanuguard
Apartment  #504
3-4-36  Roppongi,  Minato-ku
Tokyo  106-0032,  Japan

Purchase  Price:  $40,263                    Dated:    1/28/2002
                  -------                             -----------

                                               EXHIBIT A

                                               PURCHASERS
                                               ----------

                                 Principal Amount of          Number of               Contact
                             ---------------------------  ------------------  ------------------------
    Name of Purchaser        Series B-1 Notes Purchased   Warrants Purchased        Information
---------------------------  ---------------------------  ------------------  ------------------------

Phillip E. Kelly             $                   402,629           2,013,145  Phillip E. Kelly
                                                                              5th Floor, AXA Centre
                                                                              151 Gloucester Road
                                                                              Wanchai, Hong Kong

Kumi Hui                     $                    26,843             134,215  Flat 9A, Manly Mansion
                                                                              69B Robinson Road
                                                                              Mid-Levels, Hong Kong

John Gerard Cantillon        $                   268,420           1,342,100  10 Jalan Marie Pitchay
                                                                              Tanjong Bungah
                                                                              Hillside, Penang 11200
                                                                              Malaysia

Jack Tai-on Poon             $                    53,684             268,420  c/o P.O. Box 28843
                                                                              151 Gloucester Road
                                                                              Wanchai, Hong Kong

BAPEF Investments XII, Ltd.  $                 2,147,357          10,736,785  c/o International Private
                                                                              Equity Services Ltd.
                                                                              P.O. Box 431
                                                                              13-14 Victoria Road
                                                                              Gurnsey, UK
                                                                              GY13ZD
                                                                              Attn: Connie Helyar

G5 Partners, LP              $                    40,263             201,315  Tokyu Vanuguard
                                                                              Apartment #504
                                                                              3-4-36 Roppongi, Minato-ku
                                                                              Tokyo 106-0032, Japan
                                                                              Attn:  Stewart J. Homler

                                    EXHIBIT B

                             FORM OF SERIES B-1 NOTE
                             -----------------------


     THE  SECURITIES  EVIDENCED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER
     THE SECURITIES ACT OF 1933, AS AMENDED, (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING SUCH SECURITIES AND IN COMPLIANCE WITH SUCH STATE LAWS OR IF THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT AND SUCH APPLICABLE STATE LAWS.

                          EXCHANGEABLE PROMISSORY NOTE


US$__________________
Principal Amount                                        Date:  _________________

     Vsource, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to the order of ______ or its registered permitted assigns ("Holder") on June 30, 2003 or when sooner declared due and payable in accordance with the Purchase Agreement (the "Maturity Date") the sum of US$________ (the "Principal Amount"), unless this Note is repaid or exchanged before that date pursuant to the terms hereunder or under the Purchase Agreement. Interest shall accrue on the outstanding Principal Amount at the rate of 10% per annum (compounded quarterly) from [the date hereof][December 28, 2001] and is due and payable on the Maturity Date unless this Note is repaid or exchanged before that date pursuant to the terms hereunder. Payment shall be made at the registered address of the Holder appearing in the records of the Company. This Note is one of the Notes issued pursuant to an Exchangeable Note and Warrant Purchase Agreement dated as of January 28, 2002 among the Company, the Guarantors and the Purchasers named therein (the "Purchase Agreement"). The unpaid principal balance of this Note at any time, together with all accrued and unpaid interest thereon at such time, is referred to herein as the "Note Amount." Any terms not defined in this Note shall have the meaning set forth in the Purchase Agreement unless otherwise indicated.

     1.     Guarantee.  The  Holder is entitled to the benefits of the Guarantee
            ---------
set  forth  in  the  Purchase  Agreement.

     2.     Voluntary Prepayment.   The Company may prepay this Note in whole or
            --------------------
in part, subject to the following conditions: (i) the Company shall have given the Holder an irrevocable written notice of its intention to prepay at least 30 days prior to prepayment and, if such prepayment is to occur after August 15,

2002, shall have deposited good funds in a segregated account for the benefit of the Holder in an amount equal to the amount being prepaid; (ii) the Holder shall not have exercised its exchange rights under Section 3 of this Note, if any, prior to the date set forth in such irrevocable written notice of prepayment upon which the Company intends to prepay this Note; and (iii) any such prepayment must be made on a pro rata basis among all Series B-1 Notes then outstanding.

     3.     Voluntary  Exchange.
            -------------------

          (a)     Voluntary Exchange.  If the Note Amount is not paid in full on
                  ------------------
     or prior to August 15, 2002, then, at any time thereafter while this Note is outstanding, Holder may, at the Holder's option, exchange this Note including accrued interest thereon to the date of exchange, in accordance with the provisions of paragraph (b) below hereof, in whole or in part, for a Series A Note in the initial principal amount equal to the amount of this Note being exchanged, including all accrued and unpaid interest on this Note.

          (b)     Notice  of  Voluntary  Exchange.  If  the  Holder  elects  to
                  -------------------------------
     exchange all or any portion of this Note pursuant to Section 3(a), the Holder shall submit an executed Notice of Election in the form of Exhibit 1 hereto and surrender this Note at the office of the Company. The Company shall, as soon as practicable (but within three business days) thereafter, issue and deliver to the Holder of this Note a Series A Note in the principal amount to which the Holder of this Note shall be entitled and, if this Note is being exchanged in part, a new Series B-1 Note with respect to the remainder of this Note which is not being exchanged. Such exchange shall be deemed to have been made and the Series A Note so issuable shall be deemed to have been issued and outstanding immediately prior to the close of business on the date of the surrender of this Note and the delivery of an executed Notice of Election, and the person or persons entitled to receive the Series A Note issuable upon such exchange shall be treated for all purposes as the record holder or holders of such Series A Note as of such date.

          (c)     Series  A  Notes  Issuable  Upon Exchange.  The Company agrees
                  -----------------------------------------
     that all Series A Notes issued upon a voluntary exchange of this Note will, upon issuance be duly authorized and validly issued and free of all preemptive rights and all liens, charges, encumbrances or restrictions on transfer except such restrictions on transfer as may apply under state or federal securities laws.

     4.     Notices  of  Record  Date.  In  the  event  of:
            -------------------------

          (a) Any taking by the Company of a record of the holders of any class of equity securities of the Company for the purpose of determining the holders thereof who are entitled to receive any distribution, or any right to subscribe for, purchase or otherwise acquire any other securities or property, or to receive any other right; or

          (b) Any capital reorganization of the Company, any reclassification or recapitalization of the equity capital of the Company (other than a subdivision or combination of the Company's securities) or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the Company; or

          (c) Any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then the Company will deliver to the Holder at least ten (10) business days prior to the earliest applicable date hereinafter specified, a notice specifying: (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon or participate therein;
and  (iii)  a  description  of  the  material  terms  thereof.

     5.     No  Shareholder  Rights.  Nothing  contained  in  this Note shall be
            -----------------------
construed as conferring upon the Holder or any other person any rights whatsoever as a shareholder of the Company.

     6.     Event  of  Default.  Upon the occurrence of an Event of Default, the
            ------------------
entire principal balance and interest on this Note shall immediately become due and payable and the Holder shall have all remedies under the Purchase Agreement or as provided by law.

     The Company and the Guarantors waive the rights of presentment, demand for performance, protest, notice of protest, and notice of dishonor. No delay on the part of the Holder in exercising any right hereunder shall operate as waiver of such right under this Note. This Note is being delivered and shall be construed in accordance with the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.

                                  VSOURCE,  INC.


                                  By:___________________________________________
                                  Name:
                                  Title:

                                  AS  GUARANTORS:
                                  VSOURCE  (CI)  LTD


                                  By:___________________________________________
                                  Name:
                                  Title:

                                  VSOURCE  (MALAYSIA)  SDN  BHD


                                  By:___________________________________________
                                  Name:
                                  Title:

                                    EXHIBIT 1
                                    ---------

                               NOTICE OF ELECTION

TO:  VSOURCE,  INC.

     The undersigned, the holder of the foregoing Note, hereby surrenders such Note and irrevocably elects to exchange such Note for a Series A Note of VSOURCE, INC., pursuant to and in accordance with the Exchangeable Note and Warrant Purchase Agreement dated as of January 28, 2002 and requests that the Series A Note be issued in the name of, and delivered to, ______________________, whose address is __________________________________.

The undersigned hereby joins in and elects to become a party to the Series A Note Purchase Agreement as a "Purchaser" thereunder, agreeing to be fully bound by, and subject to, all of the covenants, terms and conditions of the Series A Note Purchase Agreement applicable to "Purchasers" thereunder.


Dated:  _________________,  200_.


                                        __________________________________
                                        (Signature must conform in all respects to name of holder as specified on the face of the Note)

                                        __________________________________

                                        __________________________________
                                                   (Address)

                                    EXHIBIT C

                                 FORM OF WARRANT
                                 ---------------

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THOSE LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                                        Right  to  Purchase  _______  Shares
                                        of  Common  Stock  of  Vsource,  Inc.

                                  VSOURCE, INC.
                          Common Stock Purchase Warrant



     VSOURCE, INC., a Delaware corporation (the "Company"), hereby certifies that, for value received, _______________ (the "Holder") is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time on or before 5:00 p.m., Pacific Standard time, on [date 5 years after issuance date] (the "Expiration Date") _________ (_______) fully paid and nonassessable shares of common stock of the Company (the "Common Stock") at a purchase price per share equal to the Purchase Price, as defined herein. The number of such shares of Common Stock and the Purchase Price are subject to adjustment as provided in this Warrant. The initial purchase price for shares subject to this Warrant will be 10/100 Dollars ($0.10) per share (the "Initial Purchase Price"), and will be adjusted from time to time as provided herein. The Initial Purchase Price or, if such price has been adjusted, the price per share of Common Stock as last adjusted pursuant to the terms hereof is referred to as the "Purchase Price" herein.

     1.     EXERCISE  OF  WARRANT.
            ---------------------

          (a) This Warrant may be exercised by the Holder hereof in full or in part at any time or from time to time until the Expiration Date by surrender of this Warrant and the subscription form annexed hereto (duly executed by the Holder), to the Company, and by making payment in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying (i) the number of shares of Common Stock designated by the Holder in the subscription form by (ii) the Purchase Price then in effect. On any partial exercise the Company will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof, providing in the aggregate on the face or faces thereof for the purchase of the number of shares of Common Stock for which such Warrant may still be exercised.

          (b) In lieu of exercising this Warrant as provided above, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the subscription form attached hereto indicating such election, in which event the Company shall issue to the holder hereof a number of Warrant Shares computed using the following formula:

                                        Y (A - B)
                                        ---------
                                  X  =      A

    Where: X = The number of shares of Common Stock to be issued to the Holder pursuant to this net exercise;

               Y = The number of shares of Common Stock designated by the Holder in the subscription form;

               A = The then fair market value of one share of Common Stock as of the date the election is made;

               B = The Exercise Price (as adjusted to the date of the election).

     For purposes of this Section 1(b), the fair market value of one share of Common Stock as of a particular date shall be determined as follows: (i) if traded on a securities exchange or through the Nasdaq National Market or SmallCap System, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the net exercise election; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing prices over the thirty (30) day period ending three (3) days prior to the net exercise; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company.

     2.     DELIVERY  OF  STOCK  CERTIFICATES,  ETC.,  ON  EXERCISE.  As soon as
            -------------------------------------------------------
practicable after the exercise of this Warrant, the Company will cause to be issued in the name of and delivered to the Holder hereof a certificate for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which the Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current fair market value as determined pursuant to Section 1(b) above of one full share, together with any other stock or other securities or property (including cash, where applicable) to which the Holder is entitled upon such exercise. "Other Securities" shall mean any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Sections 3 or 4.

     3.     ADJUSTMENT.
            ----------

          (a)     Initial  Purchase  Price;  Subsequent  Adjustment of Price and
                  --------------------------------------------------------------
Number  of Purchasable Shares.  The Initial Purchase Price will be adjusted from
-----------------------------
time to time as provided below. The Initial Purchase Price or, if such price has been adjusted, the price per share of Common Stock as last adjusted pursuant to the terms hereof is referred to as the "Purchase Price" herein. Upon each adjustment of the Purchase Price, the Holder will thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the Purchase Price in effect immediately before such adjustment by the number of shares of Common Stock purchasable pursuant to this Warrant immediately before such adjustment and dividing the product by the Purchase Price resulting from such adjustment.

          (b)     Adjustment  for Stock Splits and Combinations.  If the Company
                  ---------------------------------------------
at any time or from time to time after the date of this Warrant effects a subdivision of the outstanding Common Stock, by stock split or otherwise, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased; and, conversely, if the Company at any time or from time to time after the date of this Warrant combines the outstanding shares of Common Stock, by reverse stock split or otherwise, the Purchase Price then in effect immediately before that combination shall be proportionately increased. Any adjustment under this Section 3(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (c)     Adjustment  for  Certain  Dividends and Distributions.  In the
                  -----------------------------------------------------
event the Company at any time or from time to time after the date of this Warrant either makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Purchase Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date, and (2) the denominator of which shall be (i) the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus
(ii) the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date or date fixed therefor and thereafter the Purchase Price shall be adjusted pursuant to this Section 3(c) as of the time of actual payment of such dividend or distribution. For purposes of the foregoing formula, "the total number of shares of Common Stock issued and outstanding" on a particular date shall include shares of Common Stock issuable upon conversion of stock or securities convertible into Common Stock and the exercise of warrants, options or rights for the purchase of Common Stock which are outstanding on such date.

          (d)     Adjustments  for  Other  Dividends  and Distributions.  In the
                  -----------------------------------------------------
event the Company at any time or from time to time after the date of this Warrant makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event, provision shall be made so that the Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which it would have received had this Warrant been converted into Common Stock as of the date of such event and had it thereafter, during the period from the date of such event to and including the date of exercise, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3 with respect to the rights of the Holder.

          (e)     Adjustment  for  Recapitalization,  Reclassification,  or
                  ---------------------------------------------------------
Exchange. If the Common Stock issuable upon the exercise of this Warrant is changed into the same or a different number of shares of any class or classes of stock of the Company, whether by recapitalization, reclassification or other exchange (other than a subdivision or combination of shares, or a stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 3), then and in any such event the Holder shall have the right thereafter to exercise this Warrant to purchase the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other exchange by holders of the number of shares of Common Stock which might have been purchased under this Warrant immediately prior to such recapitalization, reclassification or other exchange, all subject to further adjustment as provided herein.

          (f)     Reorganizations,  Mergers,  Consolidations or Sales of Assets.
                  -------------------------------------------------------------
If at any time or from time to time there is a capital reorganization of the Common Stock (other than a subdivision or combination of shares or a stock dividend or a recapitalization, reclassification or other exchange of shares, provided for elsewhere in this Section 3) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's assets to any other person, then, as a part of such capital reorganization, merger, consolidation or sale, provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such capital reorganization, merger, consolidation or sale, to which a holder of the number of shares of Common Stock deliverable upon such conversion would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the Holder after the capital reorganization, merger, consolidation or sale to the end that the provisions of this Section 3 (including the number of shares deliverable upon exercise of this Warrant) shall continue to be applicable after that event and shall be as nearly equivalent to the provisions hereof as may be practicable.

          (g)     Sale  of  Shares  Below  Conversion  Price.
                  ------------------------------------------

               (1) If at any time or from time to time after the date hereof the Company issues or sells, or is deemed by the express provisions of this
     Section 3(g) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Section 2 and other than upon a subdivision or combination of shares of Common Stock as provided in Section 2, for an Effective Price (as hereinafter defined) less than the then existing Conversion Price, then and in each such case the then existing Conversion Price shall be reduced to such Effective Price.

               (2) For the purpose of making any adjustment required under this Section 3(g), the consideration received by the Company for any issue or sale of securities shall (A) to the extent it consists of cash be computed at the amount of cash received by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board, and (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

               (3)     For  the  purpose  of  the adjustment required under this
     Section 3(g), if the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being hereinafter referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the Conversion Price then in effect, then in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof. No further adjustment of the Conversion Price, adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.

               (4) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or deemed issued hereunder) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than: (A) shares of Common Stock issued upon conversion or exchange of the Series 3-A Preferred Stock or any other options or warrants or convertible securities outstanding or issuable on the date hereof; (B) shares of Common Stock issued upon conversion or exchange of the Series 2-A Preferred Stock pursuant to Section 7 of the Certificate of Designation creating the Series 2-A Preferred Stock; (C) shares of Common Stock issued upon conversion or exchange of the Series 1-A Preferred Stock pursuant to
     Article 4, Section C.5 of the Certificate of Incorporation; (D) shares of Common Stock issuable or issued to the directors, officers and employees of or consultants to the Company pursuant to a plan approved by the Board of Directors of the Company and (E) shares of Common Stock issuable or issued pursuant to equipment financing or leasing arrangements, and (F) shares of Common Stock issuable pursuant to the warrants, if any, which may be issued in connection with the Exchangeable Note and Warrant Purchase Agreement (the "Series B-1 Agreement") dated as of January 28, 2002, by and among the Company, Vsource (CI) Ltd, Vsource (Malaysia) Sdn Bhd, and the Purchasers named therein. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 3(g), into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 3(g), for such Additional Shares of Common Stock.

          (h)     Certificate  of  Adjustment.  Upon  the  occurrence  of  each
                  ---------------------------
adjustment or readjustment of the Purchase Price and/or the number of shares of Common Stock subject to this Warrant, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof, and shall prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

     4.     EXERCISE  UPON  REORGANIZATION, CONSOLIDATION, MERGER, ETC.  In case
            ----------------------------------------------------------
at any time or from time to time, the Company intends to (a) effect a reorganization, (b) consolidate with or merge into any other person, (c) sell or transfer all or substantially all of its properties or assets to any other person, (d) dissolve, (e) consummate an initial public offering of its securities; or if the Company is sold through the sale of its capital stock, then, notwithstanding any other provision of this Warrant, in each such case, as a condition of such reorganization, consolidation, merger, sale dissolution, conveyance, or offering the Company shall give at least fifteen (15) business days notice to the Holder of such pending transaction whereby the Holder shall have the right to exercise this Warrant prior to any such reorganization, consolidation, merger, sale, dissolution, conveyance or offering. Any exercise of this Warrant pursuant to notice under this Section shall be conditioned upon the closing of such reorganization, consolidation, merger, sale, dissolution, conveyance or offering which is the subject of the notice and the exercise of this Warrant shall not be deemed to have occurred until immediately prior to the closing of such transaction.

     5.     FURTHER  ASSURANCES.  The  Company  will take all action that may be
            -------------------
necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of all or any portion of this Warrant from time to time outstanding.

     6.     NOTICES  OF  RECORD  DATE,  ETC.  In  the  event  of:
            -------------------------------

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend on, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to or the sale, consolidation or merger of the Company with, to or into any other person, or

          (c) Any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then and in each such event the Company will mail or cause to be mailed to the Holder, at least fifteen (15) business days prior to such record date, a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or a favorable vote of stockholders if either is required. Such notice shall be mailed at least fifteen (15) business days prior to the date specified in such notice on which any such action is to be taken or the record date, whichever is earlier. The Holder shall use its best efforts to decide whether to exercise this Warrant within ten (10) days of its receipt of such notice.

     7.     RESERVATION  OF  STOCK, ETC., ISSUABLE ON EXERCISE OF WARRANTS.  The
            --------------------------------------------------------------
Company will at all times reserve and keep available out of its authorized but unissued shares of capital stock, solely for issuance and delivery on the exercise of this Warrant, a sufficient number of shares of Common Stock (or Other Securities) to effect the full exercise of this Warrant and the exercise, conversion or exchange of any other warrant or security of the Company exercisable for, convertible into, exchangeable for or otherwise entitling the Holder to acquire shares of Common Stock (or Other Securities), and if at any time the number of authorized but unissued shares of Common Stock (or Other Securities) shall not be sufficient to effect such exercise, conversion or exchange, the Company shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock (or Other Securities) to such number as shall be sufficient for such purposes.

     8.     TRANSFER OF WARRANT.  This Warrant cannot be transferred without the
            -------------------
prior written consent of the Company, which consent shall not be unreasonably withheld; provided, however, the Holder may transfer this Warrant to any of its affiliates without such consent so long as such transfer complies with all applicable securities laws.

     9.     NO  RIGHTS  AS  A  STOCKHOLDER.  This  Warrant shall not entitle the
            ------------------------------
Holder hereof to any voting rights or other rights as a stockholder of the Company.

     10.     NOTICES,  ETC.  All notices which are required to be given pursuant
             -------------
to this Warrant shall be in writing and shall be delivered by certified mail, return receipt requested, first class postage prepaid, or sent by overnight express or similarly recognized overnight delivery with receipt acknowledged or by facsimile, with a copy thereof sent by one of the other means. Notices shall be deemed to have been given at the time delivered and shall be addressed as follows or to such other address as a party may designate by proper notice hereunder.

If  to  Holder:               To  the  address  set  forth  on  Exhibit A of the
                              Series  B-1  Agreement.

If  to  the  Company:         Vsource,  Inc.
                              16875  West  Bernardo  Drive
                              Suite  250
                              San  Diego,  CA  92127
                              USA
                              Attention:  Chief  Financial  Officer
                              Facsimile:  (858)  618-5904

                              with  a  copy  to:
                              Vsource  (Asia)  Ltd
                              Unit  501,  AXA  Centre
                              151  Gloucester  Road
                              Wanchai,  Hong  Kong
                              Attention:  General  Counsel
                              Facsimile:  (852)  2523-1344

     11.     SECURITIES  LAWS.  By  acceptance  of  this  Warrant,  the  Holder
             ----------------
represents to the Company that the Holder is "accredited investor" within the meaning of Rule 501 of Regulation D adopted under the Securities Act, as presently in effect, or not a "U.S. person" within the meaning of Rule 902 adopted under the Securities Act and is acquiring the Securities in an "offshore transaction" as defined in Rule 902, that this Warrant is being acquired for the Holder's own account and for the purpose of investment and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling the Warrant or the Common Stock issuable upon exercise of the Warrant, and that it is an investor in securities of companies in the development stage and acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the shares subject to this Warrant. The Holder acknowledges and agrees that this Warrant and the Common Stock issuable upon exercise of this Warrant (if any) have not been (and at the time of acquisition by the Holder, will not have been or will not be) registered under the Securities Act or under the securities laws of any state, in reliance upon certain exemptive provisions of such statutes. The Holder further recognizes and acknowledges that because this Warrant and the Common Stock issuable upon exercise of this Warrant are unregistered, they may not be eligible for resale, and may only be resold in the future pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to a valid exemption from such registration requirements and that the Holder must, therefore, bear the economic risk of such investment indefinitely.

     12.     LEGEND.  Unless  theretofore  registered  for  resale  under  the
             ------
Securities Act, each certificate for shares issued upon exercise of this Warrant shall bear the following or a similar legend:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE RESOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

     13.     MISCELLANEOUS.  This  Warrant  and any terms hereof may be changed,
             -------------
waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of California, without regard to conflict of laws principles. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized as of [date of issuance].

                                 VSOURCE,  INC.



                                 By:     _________________________________

                              FORM OF SUBSCRIPTION

                                  VSOURCE, INC.

                   (To be signed only on exercise of Warrant)



TO:     VSOURCE,  INC.

     1. The undersigned Holder of the attached original, executed Warrant hereby elects to exercise its purchase right under such Warrant with respect to shares of Common Stock, as defined in the Warrant, of Vsource, Inc., a Delaware corporation (the "Company").

     2. The undersigned Holder is hereby paying the aggregate purchase price for such shares of Common Stock (the "Exercise Shares") (i) by the enclosed certified or official bank check payable in United States dollars to the order of the Company in the amount of $___________, or (ii) by wire transfer of United States funds to the account of the Company in the amount of $______________, which transfer has been made before or simultaneously with the delivery of this Form of Subscription pursuant to the instructions of the Company, or (iii) electing to exercise the attached Warrant for _______ shares purchasable under the Warrant pursuant to the net exercise provisions of Section 1(b) of such Warrant.

     3. Please issue a stock certificate or certificates representing the appropriate number of shares of Common Stock in the name of the undersigned Holder.

Dated:_______________________



                                          __________________________________
                                                 Signature  of  Holder

                                  Schedule 3.2
                                  -------------

     1. The Series A Notes are convertible into securities which have the right to vote.

                                  Schedule 3.4
                                  -------------

     1. The Company may file a Form 8-K with the U.S. Securities and Exchange Commission ("SEC") in connection with this transaction.

     2. The transactions contemplated by this Agreement and the Securities will:

          (a) Result in a change in the conversion or exercise prices pursuant to the "anti-dilution" provisions of the Company's outstanding Series 1-A Convertible Preferred Stock and Series 2-A Convertible Preferred Stock and certain outstanding warrants and options; and

          (b) The provisions of Exhibit B to the Series A Note Purchase Agreement will require the filing and effectiveness of a Registration Statement with the SEC and certain filings with state securities commissions.

                                  Schedule 3.11
                                 --------------

1. The Company received a letter from the SEC dated December 18, 2001 commenting (the "SEC Comments") upon the Company's Post Effective Amendment No. 2 on Form S-3 to Form SB-2 filed November 15, 2001, Form 10-K and Form 10-Q/A for the quarter ended October 31, 2001. On January 14, 2002, the Company filed its response (the "Response") to the SEC Comments with the SEC. As of the date of this Agreement, the Company has not received any further response from the SEC and can provide no assurance that the Response adequately addressed the SEC Comments.